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                                                                Exhibit 3.23



                           ARTICLES OF INCORPORATION

                                       OF

                               PhoneTel CCI, Inc.
                          ----------------------------
                             (Name of Corporation)


     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:


                                  ARTICLE ONE

     The name of the corporation is   PhoneTel CCI, Inc.
                                    -------------------------------------


                                  ARTICLE TWO

     The period of its duration is    Perpetual
                                    -------------------------------------

                                 ARTICLE THREE

     The purpose or purposes for which the corporation is organized are:

     "To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to
issue one thousand common (1,000) of the par value of   ONE PENNY   Dollars
($ .01    )  each (or without par value

The aggregate number of shares which the corporation is authorized to issue is _____________, divided into ________________classes.

The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                    Par Value per Share or
Number of                        Series             Statement That Shares are
Shares         Class            (If any)            Without Par Value
----------    -------          ---------            ------------------------

(Insert if preemptive rights are to be denied or modify if preemptive rights to be limited)

The shareholders shall not have the preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

(Insert if shareholders are to be denied the right to cumulative voting)

The shareholders do not have the right to cumulative voting.

(TEXAS-1874-4/30/93)

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                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND Dollars ($1,000 ), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                   ARTICLE SIX

     The street address of its initial registered office is c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

                                  ARTICLE SEVEN

     The number of directors of the corporation may be fixed by the by-laws.

     The number of directors constituting the initial board of directors is TWO (________________), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:


        NAME                                          ADDRESS
        ----                                          -------
        Peter G. Graf                              1127 Euclid Avenue
                                                   Cleveland, OH  44115
        Tammy Martin

                                 ARTICLE EIGHT

     The name and addresses of the incorporators are:

        NAME                                          ADDRESS
        ----                                          -------
         LEE ANN FRIESENHAHN               701 BRAZOS, SUITE 430 AUSTIN, TEXAS
        ------------------------------     -----------------------------------

        ------------------------------     -----------------------------------

        ------------------------------     -----------------------------------

                                   ----------

     (If the corporation is to be a close corporation, add the following:)

         This corporation is a close corporation.

         The corporation is to be a Consuming Assets Corporation.

     IN WITNESS WHEREOF, we have hereunto set our hands this ______________ day of ________________________, 19__________.







                                                /S/ Lee Ann Friesenhahn
                                                   -----------------------

                                                   -----------------------

                                                   -----------------------

(TEXAS-1874)
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                            ARTICLES OF AMENDMENT
                                    TO THE
                          ARTICLES OF INCORPORATION
                                      OF
                              PHONETEL CCI, INC.


        PhoneTel CCI, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.04 of the Texas Business Corporation Act, hereby adopts the following articles of amendment to its articles of incorporation.


                                  ARTICLE I
                                  ---------

        The following amendment to the articles of incorporation of the corporation was adopted by unanimous consent of the board of directors of the corporation on December 6, 1996

        The amendment is an addition to the original articles of incorporation and the full text of each provision added is as follows:

        "A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. The Corporation shall be obligated to indemnify, defend and hold harmless, its officers and directors against any and all judgements, penalties (including excise and similar taxes), fines settlements and reasonable expenses incurred by that person to the full extent permitted under Texas law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability or rights to indemnification of a director of the Corporation existing at the time of repeal or modification."

        The Corporation has caused the undersigned, as attorney-in-fact for the Corporation, to execute these Articles of Amendment as of this 6th day of 1996.


                                                PHONETEL CCI, INC.

                                                By: /s/ Stephanie J. Ward
                                                   ----------------------

                                                Name: STEPHANIE J. WARD
                                                     --------------------

                                                Title: ATTORNEY AT LAW
                                                      ----------------
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